Exhibit 99.1

News Release

PartnerRe Ltd. Provides Preliminary Outlook on Third Quarter 2008 Results

PEMBROKE, Bermuda, October 10, 2008 -- PartnerRe Ltd. (NYSE:PRE) (the Company) today announced preliminary estimates of Non-Life combined ratios and shareholders’ equity for the three and nine months ending September 30, 2008.

The Non-Life combined ratio is estimated to be approximately 95%-96% for the three months ended September 30, 2008 and 91%-92% for the nine months ended September 30, 2008.

Shareholders’ equity is estimated at approximately $4.0-$4.1 billion at September 30, 2008 and common shareholders’ equity is estimated in the range of $3.5-$3.6 billion.

PartnerRe President & CEO Patrick Thiele said, “In advance of the start of the January 2009 renewal season, we are releasing these numbers early to demonstrate that our integrated approach to risk management has worked in the most tumultuous period in recent times. Despite being impacted by one of the worst hurricanes in history, we were able to maintain underwriting profitability in the quarter and year-to-date. And despite the dramatic decline of the global stock markets, the collapse of a number of major financial institutions, extreme volatility in foreign exchange rates, and a significant increase in credit spreads which lead to ‘mark to market’ declines in our fixed income investment holdings, our capital and reserve positions remain on a par with levels at September 30, 2007, even after share repurchases and dividends.”

“With this financial strength and stability in hand, we are prepared to offer continuity of capacity to our clients - assuming appropriate risk-adjusted rates and terms and conditions - as they deal with this new, more risky environment,” Mr. Thiele said. “PartnerRe has the risk appetite and the capital to respond to the likely increasing demand for reinsurance.”

PartnerRe Ltd. expects to release its third quarter results following the market close on October 22, 2008 with a subsequent dial-in analyst conference call on October 23, 2008 at 10 a.m. Eastern.
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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. For the year ended December

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

31, 2007, total revenues were $4.2 billion. At June 30, 2008, total assets were $17.2 billion, total capital was $5.3 billion and total shareholders’ equity was $4.4 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd. (441) 292-0888	Sard Verbinnen & Co. (212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com